UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Darden Restaurants, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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March 27, 2014,

Dear Shareholder,

We are writing to alert you that you may be receiving materials from Starboard Value LP, a Darden shareholder, soliciting your consent to call a special meeting concerning the Red Lobster separation prior to the regular annual meeting later this year.

The decision of whether to demand a special meeting is a significant one. We ask that you make this important decision based on full information and a clear understanding of the risks and costs of calling such a meeting. Darden will be providing you with its own statement and a BLUE revocation card soon with this detail.

Until then, we urge you to refrain from signing or returning any Starboard white card demanding a special meeting.

In the meantime, if you would like additional information or have questions, feel free to reach out to our proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 825−8631.

Regardless of the number of Darden shares that you own, your views are important. Thank you for your continued support.

Sincerely yours,

Teresa M. Sebastian
Senior Vice President,
General Counsel and Secretary

Important Additional Information

The Company, its directors and certain of its executive officers are participants in solicitations of Company stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s preliminary consent revocation solicitation statement, filed with the SEC on March 18, 2014 and the Company’s proxy statement for its 2013 annual meeting of stockholders, filed with the SEC on August 6, 2013. Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended May 26, 2013, filed with the SEC on July 19, 2013 and its Quarterly Reports on Form 10-Q for the first two quarters of the fiscal year ended May 25, 2014 filed on September 30, 2013 and January 2, 2014, respectively. To the extent holdings of the Company’s securities have changed, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

STOCKHOLDERS ARE ENCOURAGED TO READ THE COMPANY’S CONSENT REVOCATION SOLICITATION STATEMENT AND BLUE REVOCATION CARD (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, the Company’s consent revocation solicitation statement, BLUE revocation card and any other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investor.darden.com/investors/investor-relations/default.aspx.